Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4/A of Bioceres Crop Solutions Corp. of our report dated September 30, 2021 relating to the consolidated financial statements, which appears in Bioceres Crop Solutions Corp.'s Annual Report on Form 20-F for the year ended June 30, 2021. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers & Co S.R.L.

/s/ GUILLERMO MIGUEL BOSIO

Guillermo Miguel Bosio

Partner

Rosario, Argentina

June 6, 2022